EXHIBIT 21

SUBSIDIARIES OF REGISTRANT	JURISDICTION OF INCORPORATION OR ORGANIZATION

1.	COMERCIALIZADORA DE CARNES DE MEXICO S.A. DE C.V.	MEXICO
2.	COMPANIA INCUBADORA HIDALGO S.A. DE C.V.	MEXICO
3.	INMOBILIARIA AVICOLA PILGRIM’S PRIDE, S. DE R.L.	MEXICO
4.	PILGRIM’S PRIDE S.A. DE C.V.	MEXICO
5.	GALLINA PESADA S.A. DE C.V.	MEXICO
6.	PILGRIM'S PRIDE FUNDING CORPORATION	DELAWARE
7.	PPC OF DELAWARE BUSINESS TRUST	DELAWARE
8	PILGRIM’S PRIDE MKTG, LTD.	TEXAS
9.	PILGRIM'S PRIDE AFFORDABLE HOUSING CORPORATION	TEXAS
10.	GRUPO PILGRIM’S PRIDE FUNDING HOLDINGS S. DE R.L. DE C.V.	MEXICO
11.	GRUPO PILGRIM’S PRIDE FUNDING S. DE R.L. DE C.V.	MEXICO
12.	VALLEY RAIL SERVICE, INC.	TEXAS
13.	PILGRIM’S PRIDE OF NEVADA, INC.	NEVADA
14.	SERVICIOS ADMINISTRATIVOS PILGRIM’S PRIDE S.A. DE C.V.	MEXICO
15.	PFS DISTRIBUTION COMPANY	TEXAS
16.	MAYFLOWER INSURANCE COMPANY	THE CAYMAN ISLANDS
17.	TO-RICOS, INC.	NEBRASKA
18.	PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.	WEST VIRGINIA
19.	PPC TRANSPORTATION COMPANY	DELAWARE
20.	PILGRIM’S PRIDE LUXEMBOURG FUNDING S.A.R. L.	LUXEMBOURG
21.	PILGRIM’S TURKEY COMPANY, LLC	DELAWARE